Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individual whose signature appears below constitutes and appoints each of Avishai Abrahami, Lior Shemesh and Nir Zohar as an attorney-in-fact with full power of substitution, for her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable the registrant to comply with the U.S. Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the U.S. Securities Act of 1933 of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of the undersigned in the capacities indicated below the Registration Statement on Form F-1 of Wix.com Ltd. (File No. 333-191508) initially filed with the Securities and Exchange Commission on October 1, 2013 with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorneys and agents shall do or cause to be done by virtue hereof.

/s/ Betsy Atkins

Name: Betsy Atkins

Title: Director

    Date: October 16, 2013